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                                                                    Exhibit 23.4

R.A. Lenser and Associaties, Inc.
 Consulting Petroleum Engineers and Geologists

                               11757 Katy Freeway
                                    Suite 37
                              Houston, Texas 77079

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum engineers, we hereby consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 filed by Whiting Petroleum Holdings, Inc., as well as in the notes to the consolidated financial statements included in such Registration Statement, of information contained in our reserve report effective April 1, 2003, setting forth certain interests of Whiting Petroleum Corporation relating to the estimated quantities of such company's proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

     We further consent to the reference to this firm in such Registration Statement under the heading "EXPERTS".

                                  R. A. LENSER & ASSOCIATES, INC.
                                     PETROLEUM ENGINEERS


September 17, 2003                       /s/ Ronald A. Lenser
                                        -------------------------
                                             Ronald A. Lenser